Exhibit 99.2

THE NASDAQ STOCK MARKET 8600 BLACKWELL ROAD ROCKVILLE, MO 20850

Douglas D. McKenney, CFA

Director II

Listing Qualifications

The NASDAQ Stock Market LLC

+1 301 978 8011

Sent via Electronic Delivery to: svoelkel@tvicotp.com

April 1, 2009

Ms. Sherry Voelkel

Chief Financial Officer

TVI Corporation

7100 Holladay Tyler Road

Glenn Dale, MD 20769

Re:                              TVI Corporation (the “Company”) – Staff Determination

Nasdaq Symbol: TVIN

Dear Ms. Voelkel:

In a press release dated April 1, 2009, the Company announced that it had filed for protection under Chapter 11 of the U.S. Bankruptcy Code (the “Filing”). After reviewing the press release and such other information as is publicly available, and in accordance with Marketplace Rule 43001 and IM-4300,2 Staff has determined that the Company’s securities will be delisted from The Nasdaq Stock Market. Accordingly, unless the Company requests an appeal of this determination as described below, trading of the Company’s common stock will be suspended at the opening of business on April 13, 2009, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market. Our determination is based on the following factors:

•                  The Filing and associated public interest concerns raised by it;

•                  Concerns regarding the residual equity interest of the existing listed securities holders; and

1 Marketplace Rule 4300 states that Nasdaq “has broad discretionary authority over the initial and continued inclusion of securities in Nasdaq in order to maintain the quality of and public confidence in its market, to prevent fraudulent and manipulative acts and practices, to promote just and equitable principles of trade, and to protect investors and the public interest. Nasdaq may use such discretion to deny initial inclusion, apply additional or more stringent criteria for the initial or continued inclusion of particular securities, or suspend or terminate the inclusion of particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued inclusion of the securities in Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued inclusion in Nasdaq.”

2 IM-4300 states, in part, that “Nasdaq may also use its discretionary authority, for example, when an issuer files for protection under any provision of the federal bankruptcy laws...”

•                  Concerns about the Company’s ability to sustain compliance with all requirements for continued listing on The Nasdaq Stock Market.

Marketplace Rule 4804(b) requires that the Company, as promptly as possible but no later than four business days from the receipt of this letter, make a public announcement through the news media which discloses receipt of this letter and the Nasdaq rules upon which it is based.3 The Company must provide a copy of this announcement to Nasdaq’s MarketWatch Department, the Listing Qualifications Department, and the Listing Qualifications Hearings Department (the “Hearings Department”) at least 10 minutes prior to its public dissemination.4 For your convenience, we have enclosed a list of news services.5

In the event the Company does not make the required public announcement, trading in its securities will be halted, even if the Company appeals Staff’s determination to a Nasdaq Listing Qualifications Panel (the “Panel”) as described below.

In addition, an indicator will be broadcast over Nasdaq’s market data dissemination network noting the Company’s non-compliance The indicator will be displayed with quotation information related to the Company’s securities on Nasdaq.com, NasdaqTrader.com and by other third-party providers of market data information. Also, a list of all non-compliant Nasdaq companies and the reason(s) for such non-compliance is posted on our website at www.nasdaq.com. The Company will be included in this list commencing two business days from the date of this letter.

The Company may appeal Staff’s determination to the Panel, pursuant to the procedures set forth in the Nasdaq Marketplace Rule 4800 Series. A hearing request will stay the suspension of the Company’s securities and the filing of the Form 25-NSE pending the Panel’s decision. Hearing requests should not contain arguments in support of the Company’s position. The Company may request either an oral hearing or a hearing based solely on written submissions. The fee for an oral hearing is $5,000; the fee for a hearing based on written submissions is $4,000. Please send your non-refundable hearing fee by wire transfer to “The Nasdaq Stock Market LLC” in accordance with the instructions on the attached Hearing Fee Payment Form.6 The request for a hearing and evidence of the wire transfer must be received by the Hearings Department no later than 4:00 p.m. Eastern Time on April 8, 2009. The

3 We also note that Item 3.01 of Form 8-K requires disclosure of the receipt of this notification within four business days. See, SEC Release No. 34-49424.

4 The notice should be submitted to Nasdaq’s MarketWatch Department through the Electronic Disclosure service available at www.NASDAQ.net. The facsimile numbers for Nasdaq’s Listing Qualifications and Hearings Departments are +1 301 978 4028 and +1 301 978 8080, respectively.

5 The Company must ensure that the full text of the required announcement is disseminated publicly. The Company has not satisfied this requirement if the announcement is published as a headline only or if the news service determines not to publish the full text of the story. Nasdaq cannot render advice to the Company with respect to the format or content of the public announcement. The following is provided only as a guide that should be modified following consultation with securities counsel: the Company received a Nasdaq Staff Determination on (DATE OF RECEIPT OF STAFF DETERMINATION) indicating that the Company fails to comply with the (STOCKHOLDERS’ EQUITY, MINIMUM BID PRICE, MARKET VALUE OF PUBLICLY HELD SHARES, FILING, etc.) requirement(s) for continued listing set forth in Marketplace Rule(s)                , and that its securities are, therefore, subject to delisting from (The Nasdaq Global Select/Global/Capital Market). The Company has requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. There can be no assurance the Panel will grant the Company’s request for continued listing.

6 The Form also includes instructions for payment by check.

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request and confirmation of the wire transfer7 should be sent to the attention of Amy Horton, Associate General Counsel, Nasdaq Office of General Counsel, via email at: hearings@nasdaqomx.com.

Please note that the suspension and delisting will be stayed only if the Hearings Department (the Rockville, MD location) receives the Company’s hearing request on or before 4:00 p.m. Eastern Time on April 8, 2009.

Please refer to our website for information regarding the hearing process: http://www.nasdaq.com/about/LegalComplianceFAQs.stm#hearings. If you would like additional information regarding the hearing process, please call the Hearings Department at +1 301 978 8203.

Marketplace Rule 4815 prohibits communications relevant to the merits of a proceeding under the Marketplace Rule 4800 Series between the Company and the Hearings Department unless Staff is provided notice and an opportunity to participate. In that regard, Staff waived its right to participate in any oral communications between the Company and the Hearings Department. Should Staff determine to revoke such waiver, the Company will be immediately notified, and the requirements of Marketplace Rule 4815 will be strictly enforced.

If the Company does not appeal Staff’s determination to the Panel, the Company’s securities will not be immediately eligible to trade on the OTC Bulletin Board or in the “Pink Sheets.” The securities may become eligible if a market maker makes application to register in and quote the security in accordance with SEC Rule 15c2-11, and such application (a “Form 211”) is cleared.8 Only a market maker, not the Company, may file a Form 211.

While the suspension announcement will be included on the “Daily List,” which is posted and available to subscribers of www.Nasdaqtrader.com at approximately 2:00 p.m. on April 9, 2009, news of the suspension may not be deemed publicly disseminated until the Company makes an announcement through a Regulation FD compliant means of communication.

If you have any questions, please contact Randy Genau at +1 301 978 8049 or Matt Page, Listing Analyst, at +1 301 978 8083.

Sincerely,

Enclosure

7 The confirmation of the wire transfer should be provided in an electronic file such as a PDF document attached to the email request.

8 Pursuant to NASD Marketplace Rules 6530 and 6540, a Form 211 cannot be cleared if the issuer is not current in its filing obligations.

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DIRECTORY OF NEWS SERVICES

News Media Outlets*

Bloomberg Business News Newsroom 400 College Road East P. O. Box 888 Princeton, NJ 08540-0888 Telephone: 609.750.4500 Toll free: 800.444.2090 Fax: 609.897.8394 Email: release@Bloomberg.net	MarketWire 5757 West Century Boulevard. 2nd Floor Los Angeles, CA 90045 Telephone: 800.774.9473 Fax: 310.846.3701	PrimeNewswire® (A NASDAQ OMX Company) 5200 West Century Boulevard Suite 470 Los Angeles, CA 90045 Telephone: 800.307.6627 Fax: 310.642.6933 Web: www.primenewswire.com

Business Wire 44 Montgomery Street 39th Floor San Francisco, CA 94104 Telephone: 415.986.4422 Fax: 415.788.5335	PR Newswire 810 7th Avenue 35th Floor New York, NY 10036 Telephone: 800.832.5522 Fax: 800.793.9313	Reuters 3 Times Square New York, NY 10036 Telephone: 646.223.6000 Fax: 646.223.6001

Dow Jones News Wire Harborside Financial Center 600 Plaza Two Jersey City, NJ 07311-3992 Telephone: 201.938.5400 Fax: 201.938.5600

*The use of any of these services will satisfy NASDAQ’s listing rules that require the disclosure of specific information in a press release or public announcement through the news media.

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The NASDAQ Stock Market

Hearing Payment Form

Marketplace Rule 4805(c) requires the issuer to submit a fee to cover the costs of the hearing. The fee for an oral hearing is $5,000. The fee for a written hearing is $4,000. NASDAQ requests that the fee be paid concurrently with your hearing request by wire transfer following the instructions below. If you do not have access to wire transfer, you may pay by check

Payment By Wire: Please use the following instructions and include the specific reference information provided below when transmitting your payment.

By Federal Reserve Wire The NASDAQ Stock Market LLC		By American Clearing House The NASDAQ Stock Market LLC
Bank Name:	Wachovia Bank, N.A.	Bank Name:	Wachovia Bank, N. A.
Bank Address:	New York, NY	Bank Address:	New York, NY
SWIFT Number:	PNBPUS3NNYC	SWIFT Number:	PNBPUS3NNYC
ABA Number:	031201467	ABA Number:	026012881
Beneficiary:	NASDAQ	Beneficiary:	NASDAQ
Account Number:	2000031405177	Account Number:	2000031405177
Reference:	Company name, symbol, and note that the fee is for a hearing.	Reference:	Company name, symbol, and note that the fee is for a hearing.

Payment By Check: The check must be made payable to The NASDAQ Stock Market LLC and sent under separate cover to the address provided below. Please complete this form and submit it with your payment.

COMPANY NAME                                                                                                                                       SYMBOL

ADDRESS

ADDRESS

REMITTER NAME

(IF NOT THE SAME AS THE COMPANY)

CHECK ENCLOSED IN THE AMOUNT OF $                                                          CHECK NO.

Please mail this form and your payment by courier/overnight to:

The NASDAQ Stock Market LLC

Office of General Counsel - Hearings

Lockbox 90200

c/o Wachovia Bank, N.A.

401 Market Street

Philadelphia, PA 19106